     As filed with the Securities and Exchange Commission on August 27, 2002

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          PENWEST PHARMACEUTICALS CO.
             (Exact Name of Registrant as Specified in Its Charter)

         WASHINGTON                                        91-1513032
(State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)

           2981 ROUTE 22                                   12563-2335
        PATTERSON, NEW YORK                                (Zip Code)
(Address of Principal Executive Offices)

             PENWEST PHARMACEUTICALS CO. 1997 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 TOD R. HAMACHEK
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                  2981 ROUTE 22
                         PATTERSON, NEW YORK 12563-2335
                     (Name and Address of Agent For Service)

                                 (845) 878-3414
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                Proposed Maximum      Proposed Maximum
 Title of Securities to      Amount to be        Offering Price      Aggregate Offering         Amount of
      be Registered         Registered (2)          Per Share               Price           Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par
value per share (1)         750,000 shares         $10.40 (3)          $7,800,000 (3)            $717.60
================================================================================================================

(1)      Includes preferred stock purchase rights attached thereto.

(2) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant's Common Stock as reported on the Nasdaq National Market on August 20, 2002.

                     STATEMENT OF INCORPORATION BY REFERENCE

         This registration statement on Form S-8 is filed to register the offer and sale of an additional 750,000 shares of the registrant's common stock, $0.001 par value per share, to be issued under the Penwest Pharmaceuticals Co. 1997 Equity Incentive Plan (the "Plan"). This registration statement incorporates by reference the registration statement on Form S-8, File No. 333-66741 filed by the registrant on November 3, 1998 relating to the Plan.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Perkins Coie LLP has opined as to the legality of the securities being offered by this registration statement.

         ITEM 8. EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Patterson, State of New York, on this 26th day of August, 2002.

                                          PENWEST PHARMACEUTICALS CO.


                                          By: /s/ Jennifer L. Good
                                              ----------------------------------
                                              Jennifer L. Good
                                              Senior Vice President, Finance and
                                              Chief Financial Officer


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Penwest Pharmaceuticals Co., hereby severally constitute and appoint Tod R. Hamachek and Jennifer L. Good, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Penwest Pharmaceuticals Co. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                     TITLE                               DATE
             ---------                                     -----                               ----

/s/ Tod R. Hamachek                   Chairman of the Board and Chief Executive           August 26, 2002
--------------------------------      Officer (Principal executive officer)
Tod R. Hamachek



/s/ Jennifer L. Good                  Senior Vice President, Finance and                  August 26, 2002
--------------------------------      Chief Financial Officer (Principal financial
Jennifer L. Good                      and accounting officer)



/s/ Paul E. Freiman                   Director                                            August 23, 2002
--------------------------------
Paul E. Freiman


/s/ Rolf H. Henel                     Director                                            August 23, 2002
--------------------------------
Rolf H. Henel




/s/ N. STEWART ROGERS                 Director                                            August 23, 2002
------------------------------
N. Stewart Rogers



/s/ JERE E. GOYAN                     Director                                            August 23, 2002
------------------------------
Jere E. Goyan



/s/ ANNE M. VANLENT                   Director                                            August 23, 2002
------------------------------
Anne M. VanLent



/s/ ROBERT HENNESSEY                  Director                                            August 23, 2002
------------------------------
Robert Hennessey


                                      Director
------------------------------
John N. Staniforth

                                INDEX TO EXHIBITS

    Number       Description
    ------       -----------

     4.1(1)      Amended and Restated Articles of Incorporation, as amended

     4.2(1)      Amended and Restated By-Laws of the Registrant

     4.3(2) Form of Rights Agreement dated as of July 27, 1998 between the Registrant and the Rights Agent

     5.1         Opinion of Perkins Coie LLP, counsel to the Registrant

    23.1         Consent of Perkins Coie LLP (included in Exhibit 5.1)

    23.2         Consent of Ernst & Young LLP

    24.1 Power of attorney (included on the signature pages of this registration statement)

----------------

    (1) Previously filed with the Securities and Exchange Commission as an exhibit to the registrant's registration statement on Form S-3, as amended (File No. 333-65840), and incorporated herein by reference.

    (2) Previously filed with the Securities and Exchange Commission as an exhibit to the registrant's registration statement on Form 10, as amended (File No. 000-23467), and incorporated herein by reference.